Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen New Jersey Municipal Value Fund
811-22274

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members. The meeting was subsequently adjourned to August 15, 2014.


The results of the shareholder votes are as follows:

<c> Common
shares
To approve a new investment
management agreement


   For
        658,362
   Against
          99,779
   Abstain
          17,404
   Broker Non-Votes
        178,794
      Total
        954,339


To approve a new sub-advisory
agreement


   For
        657,530
   Against
        100,873
   Abstain
          17,142
   Broker Non-Votes
        178,794
      Total
        954,339



Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-236565, on
June 16, 2014.